Exhibit 10.6

SEAGATE TECHNOLOGY

2004 STOCK COMPENSATION PLAN

Adopted by Board on August 5, 2004

Approved by Stockholders on October 28, 2004

Last Amended and Restated on January 15, 2010

Termination Date: October 28, 2014

I. PURPOSES.

1.1           Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

1.2           Available Stock Awards.  The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards including, but not limited to: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Bonuses, (iv) Restricted Stock Purchase Rights, (v) Stock Appreciation Rights, (vi) Phantom Stock Units, (vii) Restricted Stock Units, (viii) Performance Share Bonuses, and (ix) Performance Share Units.

1.3           General Purpose.  The Company, by means of this new Plan, which is intended to replace the Company’s 2001 Stock Option Plan (“Predecessor Plan”), seeks to provide incentives for the group of persons eligible to receive Stock Awards to align their long-term interests with those of the Company’s shareholders and to perform in a manner individually and collectively that enhances the success of the Company and its Affiliates.  Stock Awards granted under the Predecessor Plan shall continue to be governed by the terms of the Predecessor Plan in effect on the date of grant of such award.

II. DEFINITIONS.

2.1           “Affiliate” means generally with respect to the Company, any entity directly, or indirectly through one or more intermediaries, controlling or controlled by (but not under common control with) the Company.  Solely with respect to the granting of any Incentive Stock Options, Affiliate means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.2           “Beneficial Owner” means the definition given in Rule 13d-3 promulgated under the Exchange Act.

2.3           “Board” means the Board of Directors of the Company.

2.4           “Change of Control” means the occurrence of any of the following events:

(i)            The sale, exchange, lease or other disposition of all or substantially all of the assets of the Company to a person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than to Silver Lake Partners and its affiliates, Texas Pacific Group and its affiliates, or any group controlled by one or more of the foregoing), that will continue the business of the Company in the future;

(ii)           A merger or consolidation involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding, immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a beneficial owner of more than 20% of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of “shareholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation;

(iii)          Any person or group of related persons, as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (including by way of merger, consolidation or otherwise);

(iv)          During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the Directors of the Company then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

(v)           A dissolution or liquidation of the Company.

Notwithstanding the foregoing, a restructuring of the Company for the purpose of changing the domicile of the Company (including, but not limited to, any change in the structure of the Company resulting from the process of moving its domicile from the Cayman Islands to Ireland or from and to other jurisdictions), reincorporation of the Company or other similar transaction involving the Company (a “Restructuring Transaction”) will not constitute a Change in Control if, immediately after the Restructuring Transaction, the shareholders of the Company immediately prior to such Restructuring Transaction represent, directly or indirectly, more than fifty percent (50%) of the total voting power of the surviving publicly-traded entity.

2.5           “Code” means the Internal Revenue Code of 1986, as amended.

2.6           “Committee” means a committee of one or more members of the Board (or other individuals who are not members of the Board to the extent allowed by law) appointed by the Board in accordance with Section 3.3 of the Plan.

2.7           “Common Stock” means the common shares of the Company.

2.8           “Company” means Seagate Technology, a limited company domiciled in the Cayman Islands.

2.9           “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of an Affiliate.  However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as a Director or Directors who are compensated by the Company solely for their services as a Director.

2.10         “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service.  The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Company or an Affiliate, including sick leave, military leave or any other personal leave.

2.11         “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

2.12         “Director” means a member of the Board of Directors of the Company.

2.13         “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options.  For all other Stock Awards, “Disability” means physical or mental incapacitation such that for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period, a person is unable to substantially perform his or her duties.  Any question as to the existence of that person’s physical or mental incapacitation as to which the person or person’s representative and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the person and the Company.  If the person and the Company or an Affiliate cannot agree as to a qualified independent physician, each shall appoint such a physician and those two (2) physicians shall select a third (3rd)who shall make such determination in writing.  The determination of Disability made in writing to the Company or an Affiliate and the person shall be final and conclusive for all purposes of the Stock Awards.

2.14         “Eligible Director” means any Director who: (i) is not employed by the Company and (ii) does not receive a financial management fee from the Company and is not employed by any entity that receives such a fee.

2.15         “Employee” means any person employed by the Company or an Affiliate.  Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.16         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17         “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange (including the New York Stock Exchange) or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the arithmetic mean of the high and low selling prices of such stock as reported on such date on the Composite Tape of the principal national securities exchange on which such stock is listed or admitted to trading, or if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such stock is listed or admitted to trading, or if the stock is not listed or admitted to trading on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or if no sale of stock shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the stock have been so reported or quoted shall be used.

(ii)           In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(iii)          For any reference to Fair Market Value in the Plan used to establish the price at which the Company shall sell Common Stock to a Participant under the terms and conditions of a Stock Award (such as a Stock Award of Options, Restricted Stock Purchase Rights or Stock Appreciation Rights), the date as of which this definition shall be applied shall be the grant date of such Stock Award.

2.18         “Full-Value Stock Award” shall mean any of a Restricted Stock Bonus, Restricted Stock Units, Phantom Stock Units, Performance Share Bonus, or Performance Share Units.

2.19         “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.20         “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

2.21         “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.22         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.23         “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

2.24         “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

2.25         “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

2.26         “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

2.27         “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

2.28         “Performance Share Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Section 8.6 of the Plan.

2.29         “Performance Share Unit” means the right to receive the value of one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of Performance Share Units.  These Performance Share Units are subject to the provisions of Section 8.7 of the Plan.

2.30         “Phantom Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock, subject to the provisions of Section 8.4 of the Plan.

2.31         “Plan” means this 2004 Stock Compensation Plan of Seagate Technology.

2.32         “Qualifying Performance Criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (a) pre- and after-tax income; (b) net income (before or after taxes); (c) operating income; (d) net earnings; (e) net operating income (before or after taxes); (f) operating margin; (g) gross margin; (h) cash flow; (i) earnings per share; (j) return on equity; (k) return on assets, investments or capital employed; (l) pre-tax profit; (m) revenue; (n) market share; (o) cash flow (before or after dividends); (p) cost reductions or savings; (q) funds from operations; (r) total stockholder return; (s) stock price; (t) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (u) market capitalization; (v) economic value added; (w) operating ratio; (x) product development or release schedules; (y) new product innovation; (z) cost reductions; (aa) implementation of our critical processes or projects; (bb) customer service or customer satisfaction; or (cc) product quality measures.

2.33         “Restricted Stock Bonus” means a grant of shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Section 8.1 of the Plan.

2.34         “Restricted Stock Purchase Right” means the right to acquire shares of the Company’s Common Stock upon the payment of the agreed-upon monetary consideration, subject to the provisions of Section 8.2 of the Plan.

2.35         “Restricted Stock Unit” means the right to receive the value of one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests, with the further right to elect to defer receipt of that value otherwise deliverable upon the vesting of an award of restricted stock to the extent permitted in the Participant’s agreement.  These Restricted Stock Units are subject to the provisions of Section 8.5 of the Plan.

2.36         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.37         “Securities Act” means the Securities Act of 1933, as amended.

2.38         “Stock Appreciation Right” means the right to receive an amount equal to the Fair Market Value of one (1) share of the Company’s Common Stock on the day the Stock Appreciation Right is redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Section 8.3 of the Plan.

2.39         “Stock Award” means any Option award, Restricted Stock Bonus award, Restricted Stock Purchase Right award, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, or other stock-based award.  These Awards may include, but are not limited to those listed in Section 1.2.

2.40         “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award setting forth the terms and conditions of an individual Stock Award grant.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

2.41         “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

III. ADMINISTRATION.

3.1           Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3.

3.2           Powers of Board.  The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)           To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)          To amend the Plan or a Stock Award as provided in Section 15 of the Plan.

(iv)          Generally, to exercise such powers and to perform such acts as the Board deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(v)           To adopt sub-plans and/or special provisions applicable to Stock Awards regulated by the laws of a jurisdiction other than and outside of the United States.  Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of Section 4 of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern.

3.3           Delegation to Committee.

(i)            General.  The Board may delegate administration of the Plan to a Committee or Committees of one or more individuals, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee, as applicable), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii)           Committee Composition when Common Stock is Publicly Traded.  At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.  Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more individuals who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more individuals who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are either (a) not then subject to Section 16 of the Exchange Act or (b) receiving a Stock Award as to which the Board or Committee elects not to comply with Rule 16b-3 by having two or more Non-Employee Directors grant such Stock Award.

3.4           Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

IV. SHARES SUBJECT TO THE PLAN.

4.1           Share Reserve.  Subject to the provisions of Section 14 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed sixty three million five hundred thousand (63,500,000) shares, provided that each Stock Award granted will reduce the share reserve by one (1) share upon the issuance of a share at the time of grant, exercise or redemption, as applicable.  To the extent that a distribution pursuant to a Stock Award is made in cash, the share reserve shall remain unaffected.  In addition, the maximum aggregate number of shares of Common Stock that may be issued pursuant to Full-Value Stock Awards shall not exceed ten million (10,000,000) shares of Common Stock (“Full-Value Stock Award Share Reserve”).

4.2           Reversion of Shares to the Share Reserve.  If any Stock Award shall for any reason (i) expire, be cancelled or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan, and if subject to a Full-Value Stock Award, shall also reduce the number of shares of Common Stock issued against the Full-Value Stock Award Share Reserve.  To the extent that a Stock Award granted under the Plan is redeemed by payment in cash rather than shares of Common Stock according to its terms, the shares of Common Stock subject to the redeemed portion of the Stock Award shall revert to and again become available for issuance under the Plan.

4.3           Source of Shares.  The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

V. ELIGIBILITY.

5.1           Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to Employees.  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

5.2           Ten Percent Shareholders.  A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.3           Annual Section 162(m) Limitation.  Subject to the provisions of Section 14 of the Plan relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Stock Awards covering more than ten million (10,000,000) shares of Common Stock during any fiscal year.

5.4           Individual Full-Value Stock Award Limitation over Life of Plan.  Subject to the provisions of Section 14 of the Plan relating to adjustments upon changes in the shares of Common Stock, no individual shall be eligible to be issued more than ten million (10,000,000) shares of Common Stock under all Full-Value Stock Awards (i.e., Restricted Stock Bonuses, Restricted Stock Units, Phantom Stock Units, Performance Share Bonuses, and Performance Share Units, but not Incentive Stock Options, Nonstatutory Stock Options, or Stock Appreciation Rights for which an annual limit is provided under Section 5.3) granted to such individual under the Plan.

5.5           Consultants.

(i)            A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii)           Form S-8 generally is available to consultants and advisors only if (A) they are natural persons; (B) they provide bona fide services to the issuer, its parents, its majority owned subsidiaries: and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

VI. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1           Term.  Subject to the provisions of Section 5.2 of the Plan regarding grants of Incentive Stock Options to Ten Percent Shareholders, no Option shall be exercisable after the expiration of seven (7) years from the date it was granted.

6.2           Exercise Price of an Incentive Stock Option.  Subject to the provisions of Section 5.2 of the Plan regarding Ten Percent Shareholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3           Exercise Price of a Nonstatutory Stock Option.  The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.4           Consideration.  The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option): (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder, including use of a promissory note, (3) pursuant to a “same day sale” program, or (4) by some combination of the foregoing.  Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).  At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the market rate of interest and contain such other terms and conditions necessary to avoid a charge to earnings for financial accounting purposes as a result of the use of such deferred payment arrangement.

6.5           Transferability of an Incentive Stock Option.  An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6           Transferability of a Nonstatutory Stock Option.  A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement.  If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7           Vesting Generally.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Board.  The vesting provisions of individual Options may vary.  The provisions of this Section 6.7 are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

6.8           Termination of Continuous Service.  In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

6.9           Extension of Termination Date.  An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or other applicable securities law.

6.10         Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

6.11         Death of Optionholder.  In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 6.5 or 6.6 of the Plan, but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement.  If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

6.12         Early Exercise.  The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option.  Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

VII. NON-DISCRETIONARY STOCK AWARDS FOR ELIGIBLE DIRECTORS.

In addition to any other Stock Awards that Eligible Directors may be granted on a discretionary basis under the Plan, each Eligible Director of the Company shall be automatically granted without the necessity of action by the Board, the following Stock Award grants:

7.1           Initial Stock Award Grant.

(i)            Form of Initial Stock Award.  On the date that a Director commences service on the Board and satisfies the definition of an Eligible Director, an initial grant of Nonstatutory Stock Options and/or Full-Value Stock Awards shall automatically be made to that Eligible Director (collectively, the “Initial Grant”).  The existing independent members of the Board shall determine which portion of each Initial Grant will be granted in the form of a Nonstatutory Stock Option, if any, and which portion of each Initial Grant will be granted in the form of a Full-Value Stock Award, if any.

(ii)           Number of Shares Subject to Initial Stock Award Grant.  Subject to the provisions of Section 14 of the Plan, the number of shares of Common Stock covered by the Initial Grant shall be determined by the existing independent members of the Board, and shall in no event exceed one hundred thousand (100,000) shares (“Initial Grant Limit”); provided that (a) the number of shares of Common Stock subject to that portion, if any, of the Initial Grant awarded in the form of a Nonstatutory Stock Option shall be counted against the Initial Grant Limit on a one-for-one basis and (b) the number of shares of Common Stock subject to that portion, if any, of the Initial Grant awarded in the form of a Full-Value Stock Award shall be counted against the Initial Grant Limit as three shares for every one share subject to such Full-Value Stock Award.

(iii)          Other Terms.  The exercise price of any Nonstatutory Stock Options granted as part of an Initial Grant shall be one hundred percent (100%) of the Fair Market Value of the Company’s Common Stock subject to the option on the date the option is granted.  The maximum term of any Nonstatutory Stock Options granted as part of an Initial Grant shall be seven (7) years.  Nonstatutory Stock Options and/or Full-Value Stock Awards granted as part of an Initial Grant shall generally vest and become exercisable over a period of four (4) years in equal annual installments provided that the Director remains in Continuous Service during that period.  In all other respects, Stock Awards granted pursuant to an Initial Grant shall contain in substance the same terms and conditions either as set forth in Section 6 with respect to Options, or as set forth in Section 8 with respect to Full-Value Stock Awards, as applicable.  If at the time a Director commences service on the Board, the Director does not satisfy the definition of an Eligible Director, such Director shall not be entitled to an Initial Grant at any time, even if such Director subsequently becomes an Eligible Director.

7.2           Annual Stock Award Grant.

(i)            Form of Annual Stock Award.  An annual grant of Nonstatutory Stock Options and/or Full-Value Stock Awards (collectively, the “Annual Grant”) shall automatically be made to each Director who (1) is re-elected to the Board, (2) is an Eligible Director on the relevant grant date, and (3) has served as a Director for a period of at least six (6) months.  The existing independent members of the Board shall determine which portion of each Annual Grant will be granted in the form of a Nonstatutory Stock Option, if any, and which portion of each Annual Grant will be granted in the form of a Full-Value Stock Award, if any.

(ii)           Number of Shares Subject to Annual Stock Award Grant.  Subject to the provisions of Section 14 of the Plan, the number of shares of Common Stock covered by the Annual Grant shall be determined by the existing independent members of the Board, and shall in no event exceed twenty five thousand (25,000) shares (“Annual Grant Limit”); provided that (a) the number of shares of Common Stock subject to that portion, if any, of the Annual Grant awarded in the form of a Nonstatutory Stock Option shall be counted against the Annual Grant Limit on a one-for-one basis and (b) the number of shares of Common Stock subject to that portion, if any, of the Annual Grant awarded in the form of a Full-Value Stock Award shall be counted against the Annual Grant Limit as three shares for every one share subject to such Full-Value Stock Award.

(iii)          Other Terms.  The exercise price of any Nonstatutory Stock Options granted as part of an Annual Grant shall be one hundred percent (100%) of the Fair Market Value of the Company’s Common Stock subject to the option on the date the option is granted.  The maximum term of any Nonstatutory Stock Options granted as part of an Annual Grant shall be seven (7) years.  Nonstatutory Stock Options and/or Full-Value Stock Awards granted as part of an Annual Grant shall generally vest and become exercisable over a period of four (4) years in equal annual installments provided that the Director remains in Continuous Service during that period.  In all other respects, Stock Awards granted pursuant to an Annual Grant shall contain in substance the same terms and conditions either as set forth in Section 6 with respect to Options, or as set forth in Section 8 with respect to Full-Value Stock Awards, as applicable.  If at the time a Director commences service on the Board, the Director does not satisfy the definition of an Eligible Director, such Director shall not be entitled to an Annual Grant at any time, even if such Director subsequently becomes an Eligible Director.

VIII. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

8.1           Restricted Stock Bonus Awards.  Each Restricted Stock Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  Restricted Stock Bonuses shall be paid by the Company in shares of the Common Stock of the Company.  The terms and conditions of Restricted Stock Bonus agreements may change from time to time, and the terms and conditions of separate Restricted Stock Bonus agreements need not be identical, but each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration.  A Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii)           Vesting.  Vesting shall generally be based on the Participant’s Continuous Service.  Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)          Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

(iv)          Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Bonus agreement remains subject to the terms of the Restricted Stock Bonus agreement.

8.2           Restricted Stock Purchase Awards.  Each Restricted Stock Purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of the Restricted Stock Purchase agreements may change from time to time, and the terms and conditions of separate Restricted Stock Purchase agreements need not be identical, but each Restricted Stock Purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Purchase Price.  The purchase price under each Restricted Stock Purchase agreement shall be such amount as the Board shall determine and designate in such Restricted Stock Purchase agreement.  The purchase price shall not be less than eighty-five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii)           Consideration.  The purchase price of Common Stock acquired pursuant to the Restricted Stock Purchase agreement shall be paid either: (A) in cash or by check at the time of purchase; (B) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant, including use of a promissory note; or (C) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii)          Vesting.  The Board shall determine the criteria under which shares of Common Stock under the Restricted Stock Purchase agreement may vest; the criteria may or may not include performance criteria or Continuous Service.  Shares of Common Stock acquired under the Restricted Stock Purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv)          Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may repurchase any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Purchase agreement.

(v)           Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Restricted Stock Purchase agreement remains subject to the terms of the Restricted Stock Purchase agreement.

8.3           Stock Appreciation Rights.  Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan: (1) stand-alone SARs and (2) stapled SARs.

(i)            Stand-Alone SARs.  The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

(A)        The stand-alone SAR shall cover a specified number of underlying shares of Common Stock and shall be redeemable upon such terms and conditions as the Board may establish.  Upon redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the redemption date) of the shares of Common Stock underlying the redeemed right over (ii) the aggregate base price in effect for those shares.

(B)         The number of shares of Common Stock underlying each stand-alone SAR and the base price in effect for those shares shall be determined by the Board in its sole discretion at the time the stand-alone SAR is granted.  In no event, however, may the base price per share be less than eighty-five percent (85%) of the Fair Market Value per underlying share of Common Stock on the grant date.

(C)         The distribution with respect to any redeemed stand-alone SAR may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

(ii)           Stapled SARs.  The following terms and conditions shall govern the grant and redemption of stapled SARs:

(A)        Stapled SARs may only be granted concurrently with an Option to acquire the same number of shares of Common Stock as the number of such shares underlying the stapled SARs.

(B)         Stapled SARs shall be redeemable upon such terms and conditions as the Board may establish and shall grant a holder the right to elect among (i) the exercise of the concurrently granted Option for shares of Common Stock, whereupon the number of shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (ii) the redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the redemption date) of the number of vested shares which the holder redeems over the aggregate base price for such vested shares, whereupon the number of shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (iii) a combination of (i) and (ii).

(C)         The distribution to which the holder of stapled SARs shall become entitled under this Section 8 upon the redemption of stapled SARs as described in Section 8.3(ii)(B) above may be made in shares of

Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

8.4           Phantom Stock Units.  The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(i)            Phantom Stock Unit awards shall be redeemable by the Participant to the Company upon such terms and conditions as the Board may establish.  The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a share of Common Stock, unless the Board otherwise provides in the terms of the Stock Award Agreement.

(ii)           The distribution with respect to any exercised Phantom Stock Unit award may be made in shares of Common Stock valued at Fair Market Value on the redemption date, in cash, or partly in shares and partly in cash, as the Board shall in its sole discretion deem appropriate.

8.5           Restricted Stock Units.  The following terms and conditions shall govern the grant and redeemability of Restricted Stock Units:

A Restricted Stock Unit is the right to receive the value of one (1) share of the Company’s Common Stock at the time the Restricted Stock Unit vests.  To the extent permitted by the Committee in the terms of his or her agreement, a Participant may elect to defer receipt of the value of the shares of Common Stock otherwise deliverable upon the vesting of an award of Restricted Stock Units, so long as such deferral election complies with applicable law, including to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company.  The election form shall be filed prior to the vesting date of such Restricted Stock Units in a manner determined by the Board.  When the Participant vests in such Restricted Stock Units, the Participant will be credited with a number of Restricted Stock Units equal to the number of shares of Common Stock for which delivery is deferred.  Restricted Stock Units may be paid by the Company by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Restricted Stock Unit.

Each Restricted Stock Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of Restricted Stock Unit agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit agreements need not be identical, but each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration.  A Restricted Stock Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii)           Vesting.  Vesting shall generally be based on the Participant’s Continuous Service.  Shares of Common Stock awarded under the Restricted Stock Unit agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)          Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Unit agreement.

(iv)          Transferability.  Rights to acquire the value of shares of Common Stock under the Restricted Stock Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Unit agreement, as the Board shall determine in its discretion, so long as any Common Stock awarded under the Restricted Stock Unit agreement remains subject to the terms of the Restricted Stock Unit agreement.

8.6           Performance Share Bonus Awards.  Each Performance Share Bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  Performance Share Bonuses shall be paid by the Company in shares of the Common Stock of the Company.  The terms and conditions of Performance Share Bonus agreements may change from time to time, and the terms and conditions of separate Performance Share Bonus agreements need not be identical, but each Performance Share Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration.  A Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii)           Vesting.  Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board.  Vesting shall be subject to the Performance Share Bonus agreement.  Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)          Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Bonus agreement.

(iv)          Transferability.  Rights to acquire shares of Common Stock under the Performance Share Bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Bonus agreement remains subject to the terms of the Performance Share Bonus agreement.

(v)           Discretionary Adjustments and Limits.  Subject to the limits imposed under Section 162(m) of the Code for Stock Awards that are intended to qualify as “performance-based compensation,” notwithstanding the satisfaction of any performance goals, the number of shares of Common Stock granted, issued, retainable and/or vested under a Performance Share Bonus may, to the extent specified in the Stock Award Agreement, be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee shall determine

8.7           Performance Share Units.  The following terms and conditions shall govern the grant and redeemability of Performance Share Units:

A Performance Share Unit is the right to receive the value of one (1) share of the Company’s Common Stock at the time the Performance Share Unit vests.  Participants may elect to defer receipt of the value of shares of Common Stock otherwise deliverable upon the vesting of an award of performance shares.  An election to defer such delivery shall be irrevocable and shall be made in writing on a form acceptable to the Company.  The election form shall be filed prior to the vesting date of such performance shares in a manner determined by the Board.  When the Participant vests in such performance shares, the Participant will be credited with a number of Performance Share Units equal to the number of shares of Common Stock for which delivery is deferred.  Performance Share Units may be paid by the Company by delivery of shares of Common Stock, in cash, or a combination thereof, as the Board shall in its sole discretion deem appropriate, in accordance with the timing and manner of payment elected by the Participant on his or her election form, or if no deferral election is made, as soon as administratively practicable following the vesting of the Performance Share Unit.

Each Performance Share Unit agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of Performance Share Unit agreements may change from time to time, and the terms and conditions of separate Performance Share Unit agreements need not be identical, but each Performance Share Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration.  A Performance Share Unit may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.  The Board shall have the discretion to provide that the Participant pay for such Performance Share Units with cash or other consideration permissible by law.

(ii)           Vesting.  Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Board.  Vesting shall be subject to the Performance Share Unit agreement.  Upon failure to meet performance criteria, shares of Common Stock awarded under the Performance Share Unit agreement shall be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii)          Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company shall reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Unit agreement.

(iv)          Transferability.  Rights to acquire the value of shares of Common Stock under the Performance Share Unit agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Performance Share Unit agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the Performance Share Unit agreement remains subject to the terms of the Performance Share Unit agreement.

(v)           Discretionary Adjustments and Limits.  Subject to the limits imposed under Section 162(m) of the Code for Stock Awards that are intended to qualify as “performance-based compensation,” notwithstanding the satisfaction of any performance goals, the number of shares of Common Stock granted, issued, retainable and/or vested under a Performance Share Unit may, to the extent specified in the Stock Award Agreement, be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee shall determine.

IX. COVENANTS OF THE COMPANY.

9.1           Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

9.2           Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise, redemption or satisfaction of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Stock Awards unless and until such authority is obtained.

X. QUALIFYING PERFORMANCE-BASED COMPENSATION

10.1         General.  The Committee may establish performance criteria and the level of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to a Stock Award (including a, Restricted Stock Bonus, Restricted Stock Purchase Right, Restricted Stock Unit, Performance Share Bonus or Performance Share Unit award), which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations.  In addition, the Committee may specify that a Stock Award or a portion of a Stock Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of a Stock Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted, or within the time prescribed by Section 162(m) and shall otherwise be in compliance with Section 162(m).  The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.  Notwithstanding satisfaction of any performance goals, the number of shares of Common Stock issued under or the amount paid under an award may, to the extent specified in the Stock Award Agreement, be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

10.2         Adjustments.  To the extent consistent with Section 162(m) of the Code, the Committee (a) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (b) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

XI. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

XII. CANCELLATION AND RE-GRANT OF OPTIONS.

12.1         The Board shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected Optionholders, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different number of shares of Common Stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of Fair Market Value in the case of an Incentive Stock Option or, in the case of a Ten Percent Shareholder (as described in Section 5.2 of the Plan), not less than one hundred ten percent (110%) of the Fair Market Value) per share of Common Stock on the new grant date.  Notwithstanding the foregoing, the Board may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which section 424(a) of the Code applies.  Prior to the implementation of any such repricing or cancellation of one or more outstanding Options, the Board shall obtain the approval of the shareholders of the Company to the extent required by any New York Stock Exchange, Nasdaq or other securities exchange listing requirements, or applicable law.

12.2         Shares subject to an Option canceled under this Section 12 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to Section 5.3 of the Plan.  The repricing of an Option under this Section 12, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to Section 5.3 of the Plan.  The provisions of this Section 12.2 shall be applicable only to the extent required by Section 162(m) of the Code.

XIII. MISCELLANEOUS.

13.1         Acceleration of Exercisability and Vesting.  The Board (or Committee, if so authorized by the Board) shall have the power to accelerate exercisability and/or vesting when it deems fit, such as upon a Change of Control.  The Board or Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

13.2         Shareholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award except to the extent that the Company has issued the shares of Common Stock relating to such Stock Award.

13.3         No Employment or other Service Rights.  Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state or other jurisdiction in which the Company is domiciled, as the case may be.

13.4         Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

13.5         Investment Assurances.  The Company may require a Participant, as a condition of exercising or redeeming a Stock Award or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with applicable law.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with applicable law.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable laws, including, but not limited to, legends restricting the transfer of the Common Stock.

13.6         Withholding Obligations.  To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state, local, or foreign tax withholding obligation relating to the exercise or redemption of a Stock Award or the acquisition, vesting, distribution or transfer of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

XIV. ADJUSTMENTS UPON CHANGES IN STOCK.

14.1         Capitalization Adjustments.  If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan may be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan or to grants of Full-Value Stock Awards pursuant to Section 4.1 above, the maximum number of securities subject to award to any person pursuant to Sections 5.3 or 5.4 above, and the number of securities subject to the option grants to Eligible Directors under Section 7 of the Plan, and the outstanding Stock Awards may be appropriately adjusted in the class(es) and number of securities and price per share of the securities subject to such outstanding Stock Awards.  The Board may make such adjustments in its sole discretion, and its determination shall be final, binding and conclusive.  (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

14.2         Adjustments Upon a Change of Control.

(i)            In the event of a Change of Control as defined in 2.4(i) through 2.4(iv), such as an asset sale, merger, or change in ownership of voting power, then any surviving entity or acquiring entity shall assume or continue any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire substantially the same consideration paid to the shareholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan.  In the event any surviving entity or acquiring entity refuses to assume or continue such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the Board in its sole discretion and without liability to any person may (1) provide for the payment of a cash amount in exchange for the cancellation of a Stock Award equal to the product of (x) the excess, if any, of the Fair Market Value per share of Common Stock at such time over the exercise or redemption price, if any, times (y) the total number of shares then subject to such Stock Award, (2) continue the Stock Awards, or (3) notify Participants holding an Option, Stock Appreciation Right, or Phantom Stock Unit that they must exercise or redeem any portion of such Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award) at or prior to the closing, of the transaction by which the Change of Control occurs and that the Stock Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs.  With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs.  The Board shall not be obligated to treat all Stock Awards, even those that are of the same type, in the same manner.

(ii)           In the event of a Change of Control as defined in 2.4(v), such as a dissolution of the Company, all outstanding Stock Awards shall terminate immediately prior to such event.

XV. AMENDMENT OF THE PLAN AND STOCK AWARDS.

15.1         Amendment of Plan.  The Board at any time, and from time to time, may amend the Plan.  However, except as provided in Section 14 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements, or other applicable law or regulation.

15.2         Shareholder Approval.  The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

15.3         Contemplated Amendments.  It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

15.4         No Material Impairment of Rights.  Rights under any Stock Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

15.5         Amendment of Stock Awards.  The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be materially impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

XVI. TERMINATION OR SUSPENSION OF THE PLAN.

16.1         Plan Term.  The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is approved by the shareholders of the Company.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

16.2         No Material Impairment of Rights.  Suspension or termination of the Plan shall not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

XVII. EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the date that it is approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.  No Stock Awards may be granted under the Plan prior to the time that the shareholders have approved the Plan.  The approval or disapproval of the Plan by the shareholders of the Company shall have no effect on any other equity compensation plan, program or arrangement sponsored by the Company or any of its Affiliates.

XVIII. CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.